Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33-36657, 33-54143, 333-19641, 333-82801, 33-17558, 33-20952, 33-36667
and 333-40140 of Covanta Energy Corporation (Debtor in Possession) on Form S-8 of our report dated June 27, 2003, appearing in this Annual Report on Form 11-K of Covanta Energy Americas, Inc. The Power Savings Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 27, 2003